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                                                                    EXHIBIT 23.1

PRICEWATERHOUSECOOPERS

                                                      PricewaterhouseCoopers LLP
                                                      1000 Morgan Keegan Tower
                                                      Fifty North Front Street
                                                      Memphis, TN 38103
                                                      Telephone (901) 522 2000
                                                      Facsimile (901) 523 2045


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
 of TBC Corporation:

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 for the Company's 1989 Stock Incentive Plan (Reg. No. 33-43166) and in the Registration Statement on Form S-8 for the Company's 1989 Stock Incentive Plan (Reg. No. 333-48802) of TBC Corporation of our report dated March 31, 2005 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 31, 2005 relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
Memphis, Tennessee
March 31, 2005



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